                                                                    EXHIBIT 23.4



                              DEGOLYER AND MACNAUGHTON
                               ONE ENERGY SQUARE
                              DALLAS, TEXAS 76206
                               SEPTEMBER 15, 1998



Triton Energy Limited
Caledonian House
Mary Street
P. O. Box 1043
George Town
Grand Cayman, Cayman Islands



Gentlemen:



    DeGolyer and MacNaughton (the firm) hereby consents (i) to the incorporation by reference in the Annual Report on Form 10-K of Triton Energy Limited (Triton) for the year ended December 31, 1997, (the Annual Report) and in the Registration Statement on Form S-3 (the Registration Statement) of certain data from the firm's February 24, 1998, report entitled "Appraisal Report, as of December 31, 1997 on Certain Properties in Colombia owned by Triton Colombia Incorporated," under the heading "Business and Properties--Reserves" and in note 24 of the Notes to the Consolidated Financial Statements of the Annual Report under the heading "Oil and Gas Reserve Data" and (ii) to the specific references to the firm under the abovementioned headings and under the heading "Experts" in the Registration Statement. However, the firm's estimates of reserves of the Cusiana and Cupiagua fields have been combined with estimates of reserves of other Colombian properties not prepared by the firm, and we are necessarily unable to verify the accuracy of the reserves estimate prepared by others.



                                          Very truly yours,



                                          /s/ DeGolyer and MacNaughton
                                          DeGOLYER AND MacNAUGHTON